UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): May 29, 1996



                              KENETECH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
        (State or Other Jurisdiction of Incorporation or Organization)


            33-53132                                       94-3009803
      (Commission File Number)                           (I.R.S.Employer
                                                      Identification Number)


       500 Sansome Street, Suite 300
          San Francisco, California                             94111
    (Address of Principal Executive Offices)                  (Zip Code)


                                (415) 398-3825
             (Registrant's Telephone Number, Including Area Code)





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ITEM 5.  OTHER EVENTS.

      On May 29, 1996, KENETECH Windpower, Inc. ("KWI"), a wholly-owned subsidiary of the Registrant, filed a voluntary petition (the "Petition") in the United States Bankruptcy Court for the Northern District of California, Oakland, California (the "Bankruptcy Court") to reorganize under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). KWI's management attributed its filing to continuing losses and lack of operating capital. As reported in the Petition, as of March 30, 1996 KWI had total assets of approximately $193,183,000 and total liabilities of approximately $274,251,000. Neither KWI nor the Registrant has been able to complete the sale of certain assets or subsidiaries on a basis to provide additional capital for KWI's ongoing operations and KWI believes that it would be unable to meet, among other things, its existing maintenance and warranty obligations under contracts undertaken in connection with the sale of its wind turbines.

      KWI is currently negotiating with various lenders for debtor-in-possession financing based on the assets it owns. Assuming a successful completion of these negotiations for operating funds, KWI's management believes that it should be able to continue to operate and pay obligations incurred on a current basis during the course of its chapter 11 case. At this date, no determination has been made as to whether or not KWI will liquidate all of its assets or attempt to reorganize its financial affairs in connection with the continued operation of its assets.

      The Registrant, itself, did not and presently has no intention to seek relief under the Bankruptcy Code nor does the Registrant presently intend to cause any of its subsidiaries which are not directly engaged in the wind turbine or windpower business to seek relief under the Bankruptcy Code. No determination has been made with respect to future filings by KWI's subsidiaries or lower-tier affiliates.

      On June 3, 1996, the Bankruptcy  Court  approved the  "Collateral  Release
Agreement" among KWI, USW Concord Company ("Concord"), KW Livermore, L.P. ("Livermore"), Mellon Bank, N.A., as trustee for the AT&T Master Pension Trust ("Mellon"), and John Hancock Mutual Life Insurance Company ("Hancock"), on an interim basis; the hearing on final approval of the Collateral Release Agreement is scheduled for June 19, 1996. Under the Collateral Release Agreement, KWI is allowed to use certain amounts of cash from power purchase agreements relating to four Windplant facilities: three owned by KWI and one owned/leased by Concord and Livermore. This revenue is subject to claims asserted by Hancock and Mellon. A copy of the Collateral Release Agreement is filed herewith as Exhibit 99.1.

      The Registrant's liquidity aside from that of KWI, will continue to be severely constrained. The Registrant continues to project negative operating cash flows in 1996 as it attempts to negotiate with certain lenders and other creditors seeking repayment or restructuring of amounts due them. The Registrant has been unable to borrow money and has delayed and will continue to delay payments except for essential services while it attempts to raise cash through asset sales, financing or other means. The Registrant believes that substantial proceeds could result from these sales; however, there can be no assurance that these sales could be consummated or that substantial proceeds would be received.

      The filing of the chapter 11 case by KWI has resulted in an event of default occurring under the Registrant's 12-3/4% Senior Secured Notes Due 2002 (the "Notes") in the principal amount of $100 million. Furthermore, interest under the Notes in the approximate amount of $6.4 million is due June 15 and December 15 and the Registrant does not presently anticipate making its 1996 interest payments on the Notes. The Registrant's management had been engaged in discussions with an unofficial committee of what the Registrant understands to consist of holders in the aggregate of approximately 35% of the outstanding principal balance of the Notes. The Registrant is hopeful that the Indenture Trustee under the Notes and a majority of the noteholders will cooperate with the Registrant and refrain from taking action under the Notes; however, no assurance can be given that no action will be taken under the Notes.

      Additionally, Mark J. Laskow and Lawrence M. Wagner have resigned from the Board of Directors of the Registrant effective June 3, 1996.

ITEM 7.  EXHIBITS.

Exhibit
Number            Description

99.1              Collateral Release Agreement

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      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    KENETECH Corporation
                                  (registrant)


Date:                              By:/s/ Nicholas H. Politan
                                          Nicholas H. Politan
                                          Vice  President and Chief  Financial
Officer




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




      EXHIBIT INDEX

      The following Exhibits are hereby filed as a part of this Current Report on Form 8-K:

Exhibit                                                      Page
Number            Description                               Number

99.1              Collateral Release Agreement                5






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                                EXHIBIT 99.1
                          COLLATERAL RELEASE AGREEMENT


      This COLLATERAL RELEASE AGREEMENT (this "Agreement") is dated as of May 29, 1996, by and among KENETECH Windpower, Inc., a Delaware corporation ("KWI"), USW Concord Company, a Delaware corporation ("Concord"), John Hancock Mutual Life Insurance Company, a Massachusetts mutual insurance company ("Hancock"), KW Livermore, L.P. ("Livermore"), and Mellon Bank, N.A., as trustee for the AT&T Master Pension Trust ("Mellon").

                                    RECITALS

      A. Hancock and Mellon presently hold all of the issued and outstanding secured notes of KWI issued pursuant to the Term Loan Agreement dated as of July 25, 1988, among KWI, Hancock and Mellon (the "KWI Notes"), which KWI Notes are secured by a security interest in promissory notes (the "Construction Notes") issued to KWI by Livermore, Liberty Equipment Investors - 1983 ("Liberty"), Windpower Partners 1983-2 ("WP83-2"), and Windpower Partners 1984-3 ("WP84-3"), and all of KWI's rights under the security arrangements for such notes. The Construction Notes are held by Hancock and Mellon as security for the KWI Notes and are secured by a security interest in assets of Livermore and assets formerly owned by Liberty, WP83-2 and WP84-3, which assets are now owned by KWI.

      B. The total debt due under the KWI Notes as of May 21, 1996, is approximately $1,000,000 (the "KWI Debt"). As set forth in section 5.2 hereof, the KWI Notes are secured by a lien on the revenues from power purchase agreements relating to the Windplanttm energy system facilities formerly owned by WP84-3 (the "WP84-3 Windplant"), WP83-2 (the "WP83-2 Windplant"), and Liberty (the "Liberty Windplant") (collectively, the "KWI Contract Revenues"), and the revenues from power purchase agreements relating to the Windplanttm energy system facility (the "Concord Windplant") owned and leased by Concord and Livermore (the "Concord Contract Revenues" and, along with KWI Contract Revenues, the "Contract Revenues").

      C. Hancock and Mellon presently hold all of the issued and outstanding secured notes of Windpower Partners 1983-1 ("WP83-1") issued pursuant to the Term Loan Agreement dated as of July 25, 1988, among WP83-1, Hancock and Mellon, as assumed by Livermore (the "Livermore Notes"), which Livermore Notes are secured by a security interest in all of the assets of Livermore.

      D. The total debt due under the Livermore Notes as of May 21, 1996, is approximately $5,550,000 (the "Concord Debt"). As set forth in section 5.2 hereof, among the assets securing the Concord Debt are the Contract Revenues.

      E. The Contract Revenues are directly deposited into an account with Bank of New York, and, thereafter, transferred to State Street Bank, as paying agent (the "Paying Agent") and deposited into Account No. AF7700. Certain Contract Revenues are thereafter transferred to Account Nos. AF7319 and AF7699 with the Paying Agent.

      F. As of May 21, 1996, the Paying Agent held Contract Revenues in the total amount of approximately $2,280,000 as follows:

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    Account No.        Total Contract Revenues
        7700                 $1,179,756
        7699                 $  428,922
        7319                 $  670,641

      G. In the absence of different instructions from Hancock, Mellon and KWI, the KWI Contract Revenues held by the Paying Agent generally are used to pay the KWI Debt in March and September.

      H. In the absence of different instructions from Hancock, Mellon and Livermore, the Concord Contract Revenues held by the Paying Agent generally are used to pay the Concord Debt in March and September.

      I. It is anticipated by Concord and KWI that the Contract Revenues to be deposited with the Paying Agent for the balance of 1996 will be approximately as follows:
           June 1996 - $1,000,000
           July 1996 - $1,830,000
         August 1996 - $2,392,000
      September 1996 - $2,251,000
        October 1996 - $2,253,000
       November 1996 - $1,548,000
       December 1996 - $  703,000

      J. KWI has the capability of performing operation and maintenance services for Windplant facilities owned by numerous third parties; KWI through its affiliates and Hancock and Mellon have interests in certain of these Windplants. To optimize the value of these assets, KWI intends to offer to enter into new operation and maintenance agreements (the "O&M Agreements"), provided that such O&M Agreements make economic sense for KWI and the other parties.

      K. Simultaneously with the execution hereof, KWI is entering into separate O&M Agreements (collectively, the "Hancock O&M Agreements") with KW Greenville Company, KW Hayward L.P., KW Jackson L.P., Concord (the "Concord O&M Agreement"), and USW Altamont Corporation.

      L. KWI intends to commence a case under chapter 11 of the United States Bankruptcy Code (the "Case") in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court") and, in order to preserve the value of its assets, to provide the service required under the Hancock O&M Agreements and otherwise to provide working capital for its continuing operations, KWI needs additional funding. KWI intends to seek Bankruptcy Court approval for this Agreement as soon as possible after the commencement of the Case and will use reasonable efforts in that regard.

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


      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  MAINTENANCE AND OPERATION OF KWI WINDPLANTS.

      From the date hereof and until the termination of this Agreement, KWI agrees that it will provide operation and maintenance services on the terms and conditions set forth on Exhibit "A" hereto for the WP84-3 Windplant, the WP83-2 Windplant and the Liberty Windplant (the "KWI Windplants"), in return hereof for the compensation and reimbursement set forth in said exhibit and funded as set forth in section 2 hereof. The amounts of compensation and reimbursement under Exhibit "A" will hereinafter be referred to as the "KWI O&M Charges".

SECTION 2.  USE AND RELEASE OF COLLATERAL.

      2.1. Hancock, Mellon, KWI, Concord and Livermore (the "Instructing Parties") agree to the release and use of the Contract Revenues as set forth below and in Exhibits "B" and "C" hereto. Such release will be effected by joint instructions (the "Joint Instructions") to the Paying Agent by the Instructing Parties.

      2.2. On June 3, 1996 (an "Instruction Date") the Instructing Parties shall issue Joint Instructions to the Paying Agent: (a) to release KWI Contract Revenues, to the extent available and set forth for June in the Budget annexed hereto as Exhibit "B" (the "June Budget"), to KWI, which funds shall be used by KWI for: (i) the KWI O&M Charges; (ii) for direct payment by KWI to third parties for property taxes, landowner payments, utilities, and insurance relating to the KWI Windplants (the "KWI Third Party Payments"); and (iii) amounts necessary to fund KWI's other expenses (the "KWI Operating Funds"); and
(b) to release Concord Contract Revenues, as set forth in the June Budget, to Concord, which funds shall be used by Concord: (i) for payments to KWI under the Concord O&M Agreement (the "Concord O&M Charges"); (ii) for payments to KWI of the KWI O&M Charges to the extent they have not been fully paid from the release of KWI Contract Revenues; (iii) for direct payment by Concord to third parties for property taxes, landowner payments, utilities and insurance relating to the Concord Windplant, the amounts designated in section 2.10 hereof, and for payment of KWI Third Party Payments to the extent they have not been fully paid from the release of KWI Contract Revenues (the "Concord Third Party Payments"); and (iv) for transfer to KWI to fund KWI's other expenses to the extent they have not been fully paid from the release of KWI Contract Revenues (the "Direct KWI Transfers"), all as set forth in the June Budget.

      2.3. On July 1, 1996 (an "Instruction Date"), the Instructing Parties shall issue Joint Instructions to the Paying Agent: (a) to release the KWI Contract Revenues to KWI, to the extent available and set forth for July in the Budget annexed hereto as Exhibit "B" (the "July Budget"), which funds shall be used by KWI for: (i) the KWI Operating Funds; (ii) the KWI O&M Charges; and
(iii) the KWI Third Party Payments; and (b) to release Concord Contract Revenues, as set forth in the July Budget, to Concord, which funds shall be used by Concord: (i) for the Concord O&M Charges; (ii) for payments to KWI of the KWI O&M Charges to the extent they will not have been fully paid from the release of KWI Contract Revenues; (iii) for Concord Third Party Payments; and (iv) for Direct KWI Transfers, all as set forth in the July Budget.

      2.4. On August 1, 1996 (an "Instruction Date"), the Instructing Parties shall issue Joint Instructions to the Paying Agent: (a) to release the KWI Contract Revenues to KWI, to the extent available and set forth for August in the Budget annexed hereto as Exhibit "B" (the "August Budget"), which funds shall be used by KWI for: (i) the KWI Operating Funds; (ii) the KWI O&M Charges; and (iii) the KWI Third Party Payments; and (b) to release Concord Contract Revenues, as set forth in the August Budget, to Concord, which funds shall be used by Concord: (i) for the Concord O&M Charges; (ii) for payments to KWI of the KWI O&M Charges to the extent they will not have been fully paid from the release of KWI Contract Revenues; (iii) for Concord Third Party Payments; and
(iv) for Direct KWI Transfers, all as set forth in the August Budget.

      2.5. On September 2, 1996 (an "Instruction Date"), the Instructing Parties shall issue Joint Instructions to the Paying Agent: (a) to release the KWI Contract Revenues to KWI, to the extent available and set forth for September in the Budget annexed hereto as Exhibit "B" (the "September Budget"), which funds shall be used by KWI for: (i) the KWI Operating Funds; (ii) the KWI O&M Charges; and (iii) the KWI Third Party Payments; and (b) to release Concord Contract Revenues, as set forth in the September Budget, to Concord, which funds shall be used by Concord: (i) for the Concord O&M Charges; (ii) for payments to KWI of the KWI O&M Charges to the extent they will not have been fully paid from the release of KWI Contract Revenues; (iii) for Concord Third Party Payments; and
(iv) for Direct KWI Transfers, all as set forth in the September Budget.

      2.6. On October 1, 1996 (an "Instruction Date"), the Instructing Parties shall issue Joint Instructions to the Paying Agent: (a) to release the KWI Contract Revenues to KWI, to the extent available and set forth for October in the Budget annexed hereto as Exhibit "B" (the "October Budget"), which funds shall be used by KWI for: (i) the KWI Operating Funds; (ii) the KWI O&M Charges; and (iii) the KWI Third Party Payments; and (b) to release Concord Contract Revenues, as set forth in the October Budget, to Concord, which funds shall be used by Concord: (i) for the Concord O&M Charges; (ii) for payments to KWI of the KWI O&M Charges to the extent they will not have been fully paid from the release of KWI Contract Revenues; (iii) for Concord Third Party Payments; and
(iv) for Direct KWI Transfers, all as set forth in the October Budget.

      2.7. On November 1, 1996 (an "Instruction Date"), the Instructing Parties shall issue Joint Instructions to the Paying Agent: (a) to release the KWI Contract Revenues to KWI, to the extent available and set forth for November in the Budget annexed hereto as Exhibit "B" (the "November Budget"), which funds shall be used by KWI for: (i) the KWI Operating Funds; (ii) the KWI O&M Charges; and (iii) the KWI Third Party Payments; and (b) to release Concord Contract Revenues, as set forth in the November Budget, to Concord, which funds shall be used by Concord: (i) for the Concord O&M Charges; (ii) for payments to KWI of the KWI O&M Charges to the extent they will not have been fully paid from the release of KWI Contract Revenues; (iii) for Concord Third Party Payments; and
(iv) for Direct KWI Transfers, all as set forth in the November Budget.

      2.8. On December 2, 1996 (an "Instruction Date"), the Instructing Parties shall issue Joint Instructions to the Paying Agent: (a) to release the KWI Contract Revenues to KWI, to the extent available and set forth for December in the Budget annexed hereto as Exhibit "B" (the "December Budget"), which funds shall be used by KWI for: (i) the KWI Operating Funds; (ii) the KWI O&M Charges; and (iii) the KWI Third Party Payments; and (b) to release Concord Contract Revenues, as set forth in the December Budget, to Concord, which funds shall be used by Concord: (i) for the Concord O&M Charges; (ii) for payments to KWI of the KWI O&M Charges to the extent they will not have been fully paid from the release of KWI Contract Revenues; (iii) for Concord Third Party Payments; and
(iv) for Direct KWI Transfers, all as set forth in the December Budget.

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      2.9. After  execution of this  Agreement,  but prior to the acquisition of
Bankruptcy Court approval, Hancock and Mellon agree that Contract Revenues may and shall be used for KWI Operating Funds, KWI O&M Charges, KWI Third Party Payments, Concord O&M Charges and Concord Third Party Payments as set forth in the Budget annexed hereto as Exhibit "C"; provided, however, that this consent may be terminated on two days' telephonic notice to KWI (followed by a confirming letter) and will not apply to: (a) expenses incurred following the end of the second day after such notice; or (b) expenses not in the Exhibit "C" Budget. Payment for KWI Operating Funds, KWI O&M Charges and KWI Third Party Payments shall be made from KWI Contract Revenues, to the extent available, or Concord Contract Revenues, to the extent that KWI Contract Revenues are not available, by Joint Instructions when such expenses are due to be paid. Payment for Concord O&M Charges and Concord Third Party Payments shall be made from Concord Contract Revenues by Joint Instructions when such expenses are due to be paid.

      2.10. There shall be included in the Budgets as Concord Third Party Payments, and Concord will pay promptly after receipt of funds for this purpose, the reasonable expenses related to the preparation of this Agreement, including without limitation the cost of producing and reproducing this Agreement and all related documentation, the fees and disbursements of Hancock and its counsel and its independent consulting engineers and the Paying Agent and its counsel, all recording and filing taxes and fees, and any out-of-pocket expenses incurred by Hancock.

      2.11. In the event that the Bankruptcy Court has not approved this Agreement prior to one or more Instruction Dates, the funds related to such Instruction Date(s) shall be released one business day after Bankruptcy Court approval of this Agreement.

      2.12. To the extent that on the day before an Instruction Date KWI has in its possession sufficient revenue from O&M Agreements: (a) in excess of expenses related to such O&M Agreements; or (b) with respect only to O&M Agreements other than the Hancock O&M Agreements (the "Other O&M Agreements"), in reimbursement of excess capacity costs such that a Direct KWI Transfer is not necessary in the full amount of the Budget related to that Instruction Date, the amount of Concord Contract Revenues to be released for a Direct KWI Transfer shall be reduced accordingly.

      2.13. Budgets for periods commencing August 1, 1996, shall not, on a monthly basis, reflect total expenditures of Contract Revenues (not including expenditures for "Excess Amounts" under section 3 or other payments of Concord Contract Revenues to Hancock or Mellon) exceeding the receipts of Contract Revenues projected for that month, which projected receipts shall be based upon actual turbine output data for the Concord Windplant and the KWI Windplants giving rise to the Contract Revenues projected to be received in that month.

      2.14. Within one week following the end of a period covered by a Budget (a "Budget Period"), KWI shall provide to Hancock and Mellon a reconciliation of receipts and disbursements of Contract Revenues and revenues from the Other O&M Agreements for that Budget Period. KWI shall provide to Hancock and Mellon copies of any revised Budgets prepared by KWI and copies of all Other O&M Agreements.

SECTION 3.  SHARING OF EXCESS CONTRACT REVENUE.

      3.1. As used in this section: (a) "KWI Excess Amounts" shall mean the amount of KWI Contract Revenues received in a month minus the amounts of KWI Contract Revenues released on the Instruction Date related to that month under section 2 hereof; and (b) "Concord Excess Amounts" shall mean the amount of Concord Contract Revenues received in a month minus the sum of: (i) the amounts of Concord Contract Revenues released on the Instruction Date related to that month under section 2 hereof; and (ii) any other payments to Hancock or Mellon of Concord Contract Revenues (except for those under section 3 hereof).

      3.2. Commencing on August 15, 1996, and on the fifteenth day of each month thereafter until the termination of this Agreement or the full payment of the KWI Debt, and if the Paying Agent holds KWI Excess Amounts, the Instructing Parties shall issue Joint Instructions to the Paying Agent to release: (a) to Hancock and Mellon, 24% of the KWI Excess Amounts for the prior month; and (b) to KWI, 66% of the KWI Excess Amounts for the prior month.

      3.3. Commencing on August 15, 1996, and on the fifteenth day of each month thereafter until and including the earlier of January 15, 1997, or the full payment of the KWI Debt and the Concord Debt, and if the Paying Agent holds Concord Excess Amounts, the Instructing Parties shall issue Joint Instructions to the Paying Agent to release: (a) to Hancock and Mellon, 24% of the Concord Excess Amounts for the prior month; and (b) to Concord, 66% of the Concord
Excess Amounts for the prior month. In the event that this Agreement is terminated prior to January 1, 1997, for the periods between such termination and January 1, 1997, the amounts of Concord Contract Revenues to be distributed pursuant to this section shall be calculated as set forth in section 3.1(b) hereof, except that the deduction under section 3.1(b)(i) shall only be for Concord O&M Charges and Concord Third Party Payments or equivalent charges under any superseding O&M Agreement with respect to the Concord Windplant.

      3.4. Commencing on January 15, 1997, and on the fifteenth day of each month thereafter until the full payment of the Concord Debt, the Instructing Parties shall issue Joint Instructions to the Paying Agent to release Concord Contract Revenues as set forth on Exhibit "D" hereto.

      3.5. The  payments of KWI Excess  Amounts to Hancock and Mellon under this section 3 shall be: (a) allocated between Hancock and Mellon as they determine; and (b) applied to the KWI Debt, first to interest then due and then to principal, and shall be in partial satisfaction of the amounts next due in the absence of this Agreement.

      3.6. The payments of Concord Excess Amounts to Hancock and Mellon under this section 3 shall be allocated: (a) between Hancock and Mellon as they determine; and (b) by Hancock and Mellon pro rata based upon the outstanding principal amount between the KWI Debt and the Hancock Debt, after taking into account any payments under section 3.5 hereof. Payments hereunder shall be applied first to interest and then to principal and shall be in partial satisfaction of the amounts next due in the absence of this Agreement.

      3.7. Hancock and Mellon waive any and all prepayment charges, "make whole amounts", or penalties with respect to payments under this section and all future payments on account of the KWI Debt and the Concord Debt.

      3.8. The payments to Concord and KWI under this section shall be made without offset, deduction or recoupment, and shall be free and clear of any lien, claim or interest of Hancock or Mellon.

      3.9. Projections illustrating the mechanics of the disbursement of the Contract Revenues are set forth on Exhibit "E" hereto.

SECTION 4.  CONDITIONS.

      Except with respect to the funding provided in section 2.9 hereof which is not subject to the condition set forth in section 4.2 hereof, this Agreement shall be of no effect until the satisfaction of the following conditions:

      4.1. This Agreement has been executed by all parties and the Budgets attached hereto have been approved by all parties.

      4.2. The initial or final approval or authorization, as appropriate, of the Bankruptcy Court for this Agreement and the Hancock O&M Agreements has been received and such approval or authorization shall be satisfactory in form and substance to Hancock.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

      5.1.  Concord and KWI represent and warrant as follows:

            (a) KWI and Concord are duly incorporated, validly existing and in good standing under the laws of the State of Delaware, have the power and authority to own their assets and to transact the business in which they are now engaged, and are duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on its financial condition, operations, properties or business. KWI, subject to Bankruptcy Court approval, and Concord have all requisite power and authority to execute and deliver and to perform all of their obligations under this Agreement and the Hancock O&M Agreements.

            (b) This Agreement has been duly authorized, executed and delivered by KWI and Concord and, subject to Bankruptcy Court approval, constitutes the legal, valid and binding obligation of Concord and KWI enforceable against each of them in accordance with its terms; the Hancock O&M Agreements have been duly authorized, executed and delivered by KWI and, subject to Bankruptcy Court approval, constitute the legal, valid and binding obligations of KWI enforceable against KWI in accordance with their terms.

      5.2.  Hancock and Mellon represent and warrant as follows:

            (a) Hancock and Mellon hold a lien which is valid, enforceable and perfected under applicable non-bankruptcy law on the KWI Contract Revenues to secure the KWI Debt and the Concord Debt.

            (b) Hancock and Mellon hold a lien which is valid, enforceable and perfected under applicable non-bankruptcy law on the Concord Contract Revenues to secure the KWI Debt and the Concord Debt.

            (c) This Agreement has been duly authorized, executed and delivered by Hancock and Mellon and constitutes the legal, valid and binding obligation of Hancock and Mellon enforceable against each of them in accordance with its terms.

SECTION 6.  COVENANTS.

      KWI and Concord covenant that:

      6.1. So long as this Agreement has not been terminated, KWI and Concord will each preserve and maintain its corporate existence and good standing in Delaware, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required from time to time, except where failure to be so qualified would not have a material adverse effect on the business, financial condition, operations or properties of KWI or Concord.

      6.2. So long as this Agreement has not been terminated, KWI will comply with the terms and provisions of the Hancock O&M Agreements and the obligations under section I hereof.

      6.3. So long as this Agreement has not been terminated, from time to time upon prior notice, KWI and Concord shall permit Hancock and Mellon or any agent or representative thereof, at reasonable times and at the expense of Hancock and Mellon, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, KWI and Concord, to discuss the affairs, finances and accounts of KWI and Concord with any of their respective officers and directors, and to make such verifications concerning KWI and Concord as may be reasonable under the circumstances.

      6.4. So long as this Agreement has not been terminated, Concord and KWI will deliver to Hancock and Mellon, at such times and in such form as the parties hereto agree, copies of such schedules, reports and other information relevant to the interests of Hancock and Mellon as may from time to time be requested by Hancock and Mellon.

      6.5. As set forth in the June Budget and as adequate protection for Hancock's lien on KWI's 6952 Preston Avenue, Livermore, California, facility (the "Hancock Mortgage"), KWI will pay Hancock $407,717 on June 30, 1996. Funds for such payment are provided pursuant to section 2 hereof and the June Budget and shall, on receipt by KWI, be placed in a separate account (the "Mortgage Account") and used only for the purpose of the payment. To the extent that KWI receives moneys under Other O&M Agreements executed by KWI prior to the termination of this Agreement for payment of the Hancock Mortgage, on receipt by KWI such funds so allocated shall be placed in the Mortgage Account; funds placed in the Mortgage Account shall be used to pay the Hancock Mortgage and for no other purpose.

      6.6. So long as this Agreement has not been terminated, KWI shall maintain a minimum inventory of certain assets as set forth on Exhibit "F" hereto (the "Selected Inventory") to the extent the Selected Inventory is presently in inventory and unless otherwise authorized by the Bankruptcy Court. To the extent practicable, the Selected Inventory will be physically separated from other inventory. Notwithstanding the prior two sentences, KWI may use the Selected Inventory for Windplants in which Hancock or Mellon hold an interest and shall be under no obligation to replenish inventory based upon such use. KWI agrees to negotiate with Hancock regarding future agreement(s) for the sale/allocation of inventory relating to the Hancock O&M Agreements.

      6.7. KWI agrees that in the event that this Agreement and the Concord O&M Agreement are terminated, Hancock may propose different and superseding O&M Agreements with operators other than KWI or its affiliates for the KWI Windplants and/or the Concord Windplant. KWI shall not unreasonably refuse to enter into such O&M Agreements and shall take such actions as are necessary and appropriate to give full effect thereto.

      6.8. With respect to the Windplants owned by KW Jackson L.P. ("Jackson"), KWI Hayward L.P. ("Hayward"), KW Greenville L.P. ("Greenville") and USW Altamont Corporation ("Altamont"), KWI agrees that in the event that the O&M Agreements relating to the Jackson, Hayward, Greenville and/or Altamont Windplants are terminated, on request of Hancock KWI shall cause such entities to enter into superseding O&M Agreement(s) with operators other than KWI or its affiliates for such Windplants provided that such superseding agreement(s) have terms and conditions, including pricing, that are no less favorable than an existing agreement in place for the operation and maintenance by a third party of a Windplant consisting solely of KCS 56-100 turbines in Altamont Pass, California, taking into consideration all of the terms and provisions of such reference agreement.

SECTION 7.  REPLACEMENT LIEN.

      7.1. In consideration of the mutual agreements set forth herein and in order to secure the KWI Direct Transfers and the KWI Operating Funds, and as adequate protection for the respective interests of Hancock and Mellon, KWI hereby assigns, pledges and grants a security interest (the "Replacement Lien") to Hancock and Mellon, their successors and assigns, in all right, title and interest of KWI in, under and to the following assets, wherever located, whether now owned or hereafter acquired, together with the products and proceeds thereof and all sums due and to become due thereunder, and replacements or substitutes therefore and additions or accessions thereto (the "Inventory"):

            All inventories of every nature, presently existing or hereafter acquired or produced, wherever located, used for the construction, operation or maintenance of KWI wind turbines, including without limitation all goods intended for sale or lease or to be furnished under contracts of service, all raw materials, work in process or materials used or consumed and all finished goods, any and all rejected and/or returned goods and all supplies, materials and products of every nature and description, used or usable in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods and documents representing any of the same, all whether now owned or hereafter acquired or in which KWI may now have or may hereafter acquire any interest, including without limitation all goods which are owned by KWI and held by others on consignment, all whether now existing or hereafter arising.

Inventory does not include patents, trademarks or copyrights.

      7.2. The portion of the KWI Debt and Concord Debt secured by the Replacement Lien (the "Replacement Lien Claim") shall not exceed the amount of the KWI Direct Transfers plus the amount of the KWI Operating Funds funded pursuant to section 2 hereof.

      7.3. With respect to the amount of the Replacement Lien Claim attributable to KWI Operating Funds, the Replacement Lien shall be of the same validity and subject to the same rights of avoidance and challenge, if any, as the lien of Hancock and Mellon in the KWI Contract Revenues.

      7.4. With respect to the amount of the Replacement Lien Claim attributable to KWI Direct Transfers, the Replacement Lien shall be of the same validity and subject to the same rights of avoidance and challenge, if any, as the lien of Hancock and Mellon in the Concord Contract Revenues.

      7.5. As used in this section: (a) the "33 Inventory Percentage" shall be the percentage of the total book value of all Inventory comprised of parts used for the construction, operation and maintenance of Model KVS-33 Wind Turbines (the "33 Inventory"); and (b) the "56 Inventory Percentage" will be one minus the 33 Inventory Percentage.

      7.6. Subject to section 6.6 hereof, so long as the book value of the 33 Inventory exceeds (after deducting an amount equal to the amount of any senior liens on such property) the amount of the Replacement Lien Claim multiplied by the 33 Inventory Percentage multiplied by 3, KWI may, without the further consent of Hancock and Mellon or a Bankruptcy Court order and in the ordinary course of its business, at its own expense, sell or use any of the 33 Inventory and use the proceeds derived therefrom in the operation of its business.

      7.7. Subject to section 6.6 hereof, so long as the book value of the Inventory other than the 33 Inventory exceeds (after deducting an amount equal to the amount of any senior liens on such property) the amount of the Replacement Lien Claim multiplied by the 56 Inventory Percentage multiplied by 1.5, KWI may, without the further consent of Hancock and Mellon or a Bankruptcy Court order and in the ordinary course of its business, at its own expense, sell or use any of such Inventory and use the proceeds derived therefrom in the operation of its business.

      7.8. KWI represents and warrants that the 33 Inventory is subject to a lien (the "ABN Lien") held by ABN-AMRO Bank N.V., as agent, and J.P. Morgan, as co-agent, which lien is prior to the lien on the Inventory granted to Hancock and Mellon hereunder. KWI represents that the portion of the Inventory that is parts used for the construction, operation and maintenance of Model 56-100 Wind Turbines is as of May 21, 1996, free and clear of all liens, charges and encumbrances other than the lien created hereby.

      7.9. Notwithstanding any other provision of this Agreement, the Inventory may be used to satisfy the ABN Lien or as part of a transaction which includes the satisfaction of the ABN Lien without the consent of Hancock or Mellon; provided, however, that Hancock and Mellon shall retain whatever rights they may otherwise have to object to the transaction in the absence of this Agreement and the Replacement Lien.

      7.10. On request of Hancock and Mellon, KWI will from time to time execute and file or record, at its own cost and expense, all financing statements, amendments or supplements thereto, continuation statements with respect thereto and all other instruments which may be necessary or which Hancock may from time to time reasonably request, in order to perfect the security interest granted herein. KWI will promptly deliver to Hancock and Mellon a copy of each such instrument and evidence of its filing or recording in the manner required. KWI further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

      7.11. If Hancock and Mellon shall not be paid in full on the KWI Debt or the Concord Debt after realization on their collateral (including the assets subject to the Replacement Lien), then Hancock and Mellon shall be entitled to a superpriority administrative claim under 11 U.S.C. ss. 507(b) in the Case, junior in priority only to the costs of administration in a chapter 7 case for KWI, provided that such claim shall not exceed the amount of the unpaid Replacement Lien Claim secured by a Replacement Lien that is not avoidable under and relating to sections 7.3 and 7.4 hereof.

      7.12. Unless and until there is a monetary default under the Concord Debt and this Agreement is terminated, Hancock and Mellon shall not seek relief from the automatic stay, adequate protection or other recourse with respect to the Replacement Lien. No monetary default shall be declared under the KWI Debt or the Concord Debt unless Hancock and Mellon have not received, taking into account all payments pursuant to section 3 hereof, the amount of principal and interest that would have been due without acceleration in the absence of this Agreement.

      7.13. Except as related and giving rise to the Replacement Lien, KWI shall have no obligations with respect to the obligations to make payments under this Agreement due Hancock or Mellon from Concord Contract Revenues.

SECTION 8.  DEFAULTS AND REMEDIES.

      8.1.  It shall be an "Event of Default" under this Agreement:

            a. If the actual expenditures for a Budget Period exceed 10% of the amounts set forth in the Budget for such Budget Period, except to the extent such expenditures are attributable to receipt of Contract Revenues in excess of projections.

            b.    If there is a breach of any provision of this Agreement.

            c.    If there is a termination of the Hancock O&M Agreements.

            d. If KWI voluntarily converts the Case to a case under chapter 7 of the Bankruptcy Code.

      8.2.  If an Event of Default occurs:

            a. The non-defaulting party may terminate this Agreement on one day's written notice to the other parties.

            b. If KWI is the defaulting party, the consent to the use of what may be cash collateral shall be immediately terminated by telephonic notice to KWI, followed by written notice to all parties.

      8.3. No default on the KWI Debt or the Concord Debt shall be declared and Hancock and Mellon will take no action to enforce their rights with regard to the KWI Debt or the Hancock Debt until KWI and Concord have received ten days' written notice from Hancock or Mellon.

      8.4. The commencement of KWI's chapter 11 case or the rejection of operating and maintenance agreements predating May 22, 1996, shall not constitute an event of default with respect to the KWI Debt or the Concord Debt.

SECTION 9.  TERMINATION.

      9.1. This Agreement may be terminated by any party hereto by written notice delivered to the other parties at least fourteen days before the end of a Budget Period. This Agreement shall remain effective during the Budget Period in which the termination notice is delivered pursuant to this section.

      9.2. Notwithstanding the termination of this Agreement, the provisions of sections 3.3, 3.4, 3.6, 3.7, 3.8, the last sentence of section 6.5, 6.7, 6.8, 7,
8.3 and 8.4 shall continue in effect.

      9.3. In the event that this Agreement is terminated, the Concord O&M Agreement shall be terminated effective as of the same date.

SECTION 10.  GENERAL.

      10.1. This Agreement may be amended, and the observance of any term of this Agreement may be waived or its nonobservance consented to, with, and only with, the written consent of each of the parties hereto. No amendment, consent or waiver hereunder by any party shall be effective unless in writing and signed by an officer, general partner or other person authorized to execute such amendment or waiver.

      10.2. Any notice to KWI, Concord or Livermore shall be deemed effective when received by it and addressed to it at 500 Sansome Street, Suite 300, San Francisco, California 94111, Attention: Office of the General Counsel; with a copy to George C. Webster II, Stutman, Treister & Glatt Professional Corporation, 3699 Wilshire Boulevard, Suite 900, Los Angeles, California 90010. Any notice to Hancock shall be deemed effective when received by it at John Hancock Place, 200 Clarendon Street, Boston, Massachusetts 02117, Attention:
Bond and Corporate Finance Department T-57. Any notice to Mellon shall be deemed effective when received by it at One Mellon Bank Center, Legal Affairs Department -- Room 1935, Pittsburgh, Pennsylvania 15258, Attention: Bernadette Rist. Any party, by notice given in accordance with this section 10.2, may designate a further or different address for future notices and must designate a different address if it moves from a previously designated address for notices.

      10.3. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      10.4. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Agreement.

      10.5. Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

      10.6. Except as specifically set forth herein, all parties reserve all rights under applicable bankruptcy and non-bankruptcy law.

      10.7. Any suit, action or proceeding to enforce, interpret, construe or determine rights under or relating to this Agreement shall take place in the Bankruptcy Court and the parties agree that the Bankruptcy Judge presiding over the Case shall determine such matters.

      10.8. If the date on which an action is to be taken under sections 2 or 3 hereof falls on a day that is not a day on which the Paying Agent is open for business, such date shall be extended to the next succeeding day in which the Paying Agent is open for business.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
                                    KENETECH WINDPOWER, INC.

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    USW CONCORD COMPANY

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    KW LIVERMORE, L.P.

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    JOHN HANCOCK MUTUAL LIFE INSURANCE
                                     COMPANY

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    MELLON  BANK,  N.A.,  as  Trustee  for the
                                    AT&T Master Pension Trust

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    EXHIBITS

              AGREEMENT
  TAB         SECTION(S)       DESCRIPTION                                  PAGE

   A              1            Agreement Re Operation and Maintenance of      18
                               KWI Windplants

   B          2.1 - 2.8        June 1996 - December 1996 Budgets              51

   C           2.1, 2.9        May 29, 1996 - June 18, 1996 Per Diem          54
                               Budget

   D             3.4           Concord Contract Revenues Distributions        56
                               After January 1, 1997

   E             3.9           Projections Re Revenues and Disbursements      57

   F             6.6           Selected Inventory                             63